Exhibit 10.16

LOAN AGREEMENT

dated as of

September 2, 2022

among

NEXT BRIDGE HYDROCARBONS, INC.

TORCHLIGHT ENERGY, INC.

TORCHLIGHT HAZEL, LLC

HUDSPETH OIL CORPORATION

HUDSPETH OPERATING, LLC

as Borrowers

and

META MATERIALS, INC.

as Lender

SCHEDULES:

Schedule 2.01A – Commitments

Schedule 3.06 – Disclosed Matters

Schedule 6.01 – Existing Indebtedness

Schedule 6.02 – Existing Liens

Schedule 6.09 – Existing Restrictions

Schedule 8.01 – Addresses

LOAN AGREEMENT dated as of September 1, 2022 (this “Agreement”), by and among NEXT BRIDGE HYDROCARBONS, INC., a Nevada corporation (the “Parent Borrower”), TORCHLIGHT ENERGY, INC., a Nevada corporation (“Torchlight Energy”), TORCHLIGHT HAZEL, LLC, a Texas limited liability company (“Hazel”), HUDSPETH OIL CORPORATION, a Texas corporation (“Hudspeth Oil”), HUDSPETH OPERATING, LLC, a Texas limited liability company (“Hudspeth Operating”, and together with Parent Borrower, Torchlight Energy, Hazel and Hudspeth Oil, the “Borrowers”), and META MATERIALS, INC., a Nevada corporation (a “Lender”).

The parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning specified in introductory paragraph hereof.

“Ancillary Document” has the meaning assigned to it in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Law” means any statute or law or any judgment, order, decree, rule, or regulation of any court or Governmental Authority to which a specified Person or property is subject.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), in a form approved by the Lender.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of December 30, 2022 and the date of termination of the Commitment.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Borrowers” has the meaning set forth in the introductory paragraph hereto.

“Borrowing” means a borrowing of a Loan hereunder.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03, which shall be in a form approved by the Lender.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City, Boston, Massachusetts and Canada.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means: (a) before the Spin Out, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of any Borrower; or (b) from and after the Spin Out: (1) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent Borrower; (2) occupation of a majority of the seats (other than vacant seats) on the board of directors of any Borrower by Persons who were not (A) directors of such Borrower on the date the Spin Out is consummated or nominated or appointed by the board of directors of such Borrower or (B) appointed by directors so nominated or appointed; (3) the acquisition of direct or indirect Control of the Parent Borrower by any Person or group; (4) the Parent Borrower ceases to own, directly or indirectly, 100% of all Equity Interests of any one or more of Torchlight Energy, Hazel, Hudspeth Oil or Hudspeth Operating; (5) the Parent Borrower ceases to Control each other Borrower; or (6) the sale of all or any material portion of the assets, in the aggregate, of the Parent Borrower and its Subsidiaries; provided, the Spin Out shall not constitute a Change in Control.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to the Lender, the amount set forth on Schedule 2.01A opposite the Lender’s name, or in the Assignment and Assumption, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.04(b) and (b) any reduction or increase in such amount from time to time pursuant to assignments by or to the Lender pursuant to Section 8.04.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Parent Borrower and its Subsidiaries on a consolidated basis for the most recently completed fiscal year of the Parent Borrower plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense and (iv) other expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Parent Borrower and its Subsidiaries for such fiscal year) and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) federal, state, local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Parent Borrower and its Subsidiaries for such fiscal year).

“Consolidated Interest Charges” means, for any fiscal year of the Parent Borrower, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Lease Obligations that is treated as interest in accordance with GAAP, in each case, of or the Parent Borrower and its Subsidiaries on a consolidated basis for the most recently completed fiscal year.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Parent Borrower and its Subsidiaries on a consolidated basis for the most recently completed fiscal year; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such fiscal year, (b) the net income of any Subsidiary during such fiscal year to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its constitutive documents or any agreement, instrument or law applicable to such Subsidiary during such fiscal year, except that the Parent Borrower’s equity in any net loss of any such Subsidiary for such fiscal year shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such fiscal year of any Person if such Person is not a Subsidiary, except that Parent Borrower’s equity in the net income of any such Person for such fiscal year shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such fiscal year to the Parent Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Parent Borrower as described in clause (b) of this proviso).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters (if any) disclosed in Schedule 3.06.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollars”, “dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 8.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, release or threatened release of any Hazardous Material or (iv) health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrowers, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrowers or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrowers or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrowers or any of their ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of any Borrowers or any of their ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by any Borrowers or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrowers or any ERISA Affiliate of any notice, concerning the imposition upon any Borrowers or any of their ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any fiscal year of the Parent Borrower and its Subsidiaries, the excess (if any) of (a) Consolidated EBITDA for such fiscal year over (b) the sum (for such fiscal year) of (i) Consolidated Interest Charges actually paid in cash by the Parent Borrower and its Subsidiaries, (ii) scheduled principal repayments, to the extent actually made, of Existing Loans and the Existing Secured Note on the Maturity Date, (iii) all income taxes actually paid in cash by the Parent Borrower and its Subsidiaries and (iv) capital expenditures actually made by the Parent Borrower and its Subsidiaries in such fiscal year.

“Excluded Issuance” by the Parent Borrower means an issuance and sale of an Equity Interest in the Parent Borrower to its employees, officers, directors or consultants, or an issuance of shares of capital stock of (or other ownership or profit interests in) the Parent Borrower upon the exercise of warrants, options or other rights for the purchase of such capital stock (or other ownership or profit interest), in each case, pursuant to employee stock option plans of the Parent Borrower.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Lender acquires such interest in the Loan or Commitment, except to the extent that, pursuant to Section 2.08, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, and (c) any withholding Taxes imposed under FATCA.

“Existing Loans” means the term loans made by the Lender to the Borrower in the aggregate principal amount of $5,000,000, as further described in Schedule A hereto.

“Existing Secured Note” means the 8% Secured Promissory Note, dated October 1, 2021, issued by Oilco Holdings, Inc., a Nevada corporation (now known as Next Bridge Hydrocarbons, Inc.), in favor of Lender.

“Existing Security Documents” means, collectively, (a) the Stock Pledge Agreement dated as of September 30, 2021, executed and delivered by Gregory McCabe in favor of the Lender, and (b) the Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production, dated as of September 30, 2021, executed and delivered by Wolfbone Investments, LLC, a Texas limited liability company, to Travis Vargo, as trustee, for the benefit of the Lender.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments; provided, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of Section 2.06(b)(v).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a Borrower.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranty” has the meaning assigned to it in Section 2.10.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hazel” has the meaning set forth in the introductory paragraph hereto.

“Hudspeth Oil” has the meaning set forth in the introductory paragraph hereto.

“Hudspeth Operating” has the meaning set forth in the introductory paragraph hereto.

“Immaterial Subsidiary” means any Subsidiary of the Parent Borrower that (a) individually constitutes or holds less than two and one half percent (2.5%) of the Parent Borrower’s consolidated total assets and generates less than two and one half percent (2.5%) of the Parent Borrower’s consolidated total revenue and (b) when taken together with all then existing Immaterial Subsidiaries, such Subsidiary and such Immaterial Subsidiaries, in the aggregate, would constitute or hold less than five percent (5%) of the Parent Borrower’s consolidated total assets and generate less than five percent (5%) of the Parent Borrower’s consolidated total revenue, in each case of the foregoing clauses as of the last day of, or for, the most recently ended fiscal period for which financial statements were required to have been delivered pursuant to 5.01(a) or (b).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, demand guarantees and similar independent undertakings and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to it in Section 8.03(c).

“IRS” means the United States Internal Revenue Service.

“Leases” shall mean the leases held by any Borrower or its Subsidiaries pertaining to such Borrower’s or such Subsidiary’s interests in any of the following oil and gas projects: the Orogrande Project in Hudspeth County, Texas, the Hazel Project in Sterling, Tom Green, and Irion Counties, Texas, and two wells in Central Oklahoma.

“Lender-Related Person” has the meaning assigned to it in Section 8.03(b).

“Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, and any agreements entered into in connection herewith by any Loan Party with or in favor of the Lender, including the Note, any amendments, modifications or supplements thereto or waivers thereof, and any other documents prepared in connection with the other Loan Documents, if any.

“Loan Parties” means the Borrowers.

“Loans” means the loans made by the Lender to the Borrowers pursuant to this Agreement.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Parent Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of any Borrower and its Subsidiaries in an aggregate principal amount exceeding $250,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means March 31, 2023; provided, if the Parent Borrower consummates a Qualified Financing on or before March 31, 2023 and if no Default exists, then the Maturity Date shall be October 3, 2023.

“Maximum Lawful Rate” has the meaning assigned to it in Section 8.14.

“Monthly Payment Date” means the last Business Day of each of April 2023, May 2023, June 2023, July 2023 and August 2023, and the Maturity Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Note” means a promissory note made by the Borrowers in favor of the Lender evidencing the Loans made by the Lender, in form and substance satisfactory to the Lender.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrowers arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrowers or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and all other amounts payable by the Borrowers under any Loan Document and (b) the obligation of the Borrowers to reimburse any amount in respect of any of the foregoing that the Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrowers.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent Borrower” has the meaning set forth in the introductory paragraph hereto.

“Participant” has the meaning assigned to such term in Section 8.04(c).

“Participant Register” has the meaning assigned to such term in Section 8.04(c).

“Patriot Act” has the meaning assigned to it in Section 8.16.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary of a Borrower;

(g) To the extent constituting Liens, the Leases; provided that the Leases do not secure any Indebtedness (other than Indebtedness owing to the Lender) for borrowed money;

(h) Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(i) Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; and

(j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business so long as such Liens only cover the related goods;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Qualified Financing” means a transaction or series of transactions pursuant to which the Parent Borrower and/or any of its Subsidiaries issues and sells its Equity Interests (excluding, for avoidance of doubt, the Spin Out), and/or incurs Indebtedness (other than Indebtedness owing to the Lender), for aggregate gross proceeds of at least $30,000,000 (excluding all proceeds from the incurrence of any Indebtedness that is converted into such Equity Interests, or otherwise cancelled in consideration for the issuance of such Equity Interests) with the principal purpose of raising capital.

“Recipient” means the Lender.

“Register” has the meaning assigned to such term in Section 8.04(b).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Responsible Officer” means the president, Financial Officer or other executive officer of a Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Borrower or any Subsidiary of a Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so—called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured and (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person’s ability to pay such debts and liabilities as they mature. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spin Out” means the transaction (or series of transactions) whereby the Lender distributes all of the shares of common stock of the Parent Borrower to the holders of the Series A Non-Voting Preferred Stock of the Lender, immediately after which all shares of the Series A Non-Voting Preferred Stock of the Lender are cancelled.

“Stated Rate” has the meaning assigned to such term in Section 8.12.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Parent Borrower.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Borrower or the Subsidiaries shall be a Swap Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Torchlight Energy” has the meaning set forth in the introductory paragraph hereto.

“Transactions” means, with respect to any Loan Party, the execution, delivery and performance by such Loan Party of each Loan Document to which it is party, the borrowing of Loans, and the use of the proceeds thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), any reference herein to any Person shall be construed to include such Person’s successors and assigns, the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and

Exhibits and Schedules to, this Agreement, any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(a) Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under any Loan Document shall be made or delivered, as applicable, in accordance therewith.

ARTICLE 2

THE LOANS

Section 2.01. Commitment. Subject to the terms and conditions set forth herein, the Lender agrees to make Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount not to exceed the Lender’s Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

Section 2.02. Loans and Borrowings. Each Loan shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the remaining unused portion of the Commitment).

(a) Notwithstanding any other provision of this Agreement, effective as of the date hereof, each Borrower hereby expressly acknowledges and agrees that the Existing Loans shall constitute Loans hereunder for all purposes of the Loan Documents, and that $5,000,000 of the Commitment shall be deemed to have been utilized hereunder as of the Effective Date.

Section 2.03. Requests for Loans. To request a Loan, the Parent Borrower shall notify the Lender of such request by submitting a Borrowing Request not later than 11:00 a.m., New York City time, at least ten Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Parent Borrower. Each such Borrowing Request shall specify the following information:

(i) the principal amount of the requested Loan;

(ii) the date of such Loan, which shall be a Business Day;

(iii) detailed evidence of how the proceeds of the preceding Loans have been applied by the applicable Borrower(s);

(iv) a detailed description of the use of proceeds of such Loan by the applicable Borrower(s); and

(v) the location and number of the applicable Borrower’s account in the United States to which funds are to be disbursed.

Section 2.04. Termination and Reduction of Commitments. Unless previously terminated, the Commitment shall terminate on the Maturity Date.

(a) The Borrowers may at any time terminate, or from time to time reduce, the Commitment, by irrevocable written notice to the Lender. Any termination or reduction of the Commitment shall be permanent.

Section 2.05. Repayment of Loans; Evidence of Debt. The Borrowers hereby unconditionally promise to pay, jointly and severally, to the Lender the then unpaid principal amount of each Loan on the Maturity Date. If a Qualified Financing is consummated on or before March 31, 2023, then the Borrowers shall repay, jointly and severally, to the Lender the aggregate principal amount of all Loans outstanding in equal monthly installments, one such installment due and payable on each Monthly Payment Date (which amounts shall be reduced as a result of the application of prepayments made pursuant to Section 2.06); provided, that the final principal repayment installment of the Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Loans outstanding on such date.

(a) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to the Lender resulting from each Loan made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

(b) The entries made in the accounts maintained pursuant to paragraph (b) of this Section shall be conclusive (absent manifest error) evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(c) The Loans made by the Lender shall be evidenced by one or more Notes executed by the Borrowers in an original principal amount equal to the Lender’s Commitment.

Section 2.06. Prepayment of Loans. Optional. The Borrowers shall have the right at any time and from time to time to prepay any Loan in whole or in part, without penalty or premium, subject to prior notice in accordance with Section 2.06(c). Each prepayment of Loans pursuant to this Section 2.06(a) shall be applied ratably to the Loans.

(a) Mandatory Prepayments. From and after the Spin Out:

(i) Within five Business Days after financial statements are required to be delivered pursuant to Section 5.01(a), the Borrowers shall prepay an aggregate principal amount of Loans equal to the excess (if any) of (A) 100% of Excess Cash Flow for the fiscal year covered by such financial statements over (B) $10,000,000 (such prepayments to be applied as set forth in clause (vi) below).

(ii) If any Loan Party or any of its Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 6.04) which results in the realization by such Person of net cash proceeds, the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of such net cash proceeds immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clause (vi) below);

(iii) Upon the sale or issuance by any Loan Party or any of its Subsidiaries of any of its Equity Interests (other than a Qualified Financing, any Excluded Issuances and any non-cash sales or issuances of Equity Interests from one Loan Party to another Loan Party), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all net cash proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clause (vi) below).

(iv) Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 6.01), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all net cash proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clause (vi) below).

(v) Upon any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries, and not otherwise included in clause (ii), (iii) or (iv) of this Section 2.06(b), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all net cash proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clause (vi) below); provided, that with respect to any proceeds of insurance or condemnation awards (or payments in lieu thereof), at the election of the Borrowers (as notified by the Parent Borrower to the Lender on or prior to the date of receipt of such insurance proceeds or condemnation awards), and so long as no Default shall have occurred and be continuing, the Borrowers or such Subsidiary may apply within 30 days after the receipt of such cash proceeds to replace or repair the equipment, fixed assets or real property in respect of which such cash proceeds were received; and provided, further, that any cash proceeds not so applied shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.06(b)(v).

(vi) Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.06(b) shall be applied ratably to the Loans.

(b) The Borrowers shall notify the Lender by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder on or before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.07.

Section 2.07. Interest. The Loans shall bear interest at a rate equal to eight percent (8%) per annum.

(a) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower or any other Loan Party hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to twelve percent (12%) per annum. While any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fixed interest rate per annum at all times equal to twelve percent (12%) per annum to the fullest extent permitted by applicable laws.

(b) Accrued interest on each Loan shall be payable in arrears on the Maturity Date for such Loan, on the date of repayment of principal of such Loan on each Monthly Payment Date pursuant to Section 2.05(a), on the date of any prepayment (in whole or in part) of such Loan, and upon termination of the Commitment; provided that interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, and in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(c) Interest shall be computed on the basis of a year of 360 days, and interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination.

Section 2.08. Withholding of Taxes; Gross-Up.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrowers. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, at Lender’s request, such Loan Party shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(d) Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Parent Borrower by the Lender shall be conclusive absent manifest error.

(e) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Lender or any assignment of rights by, or the replacement of, the Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.09. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. The Borrowers shall make each payment or prepayment required to be made by any Borrower hereunder (whether of principal, interest, fees or otherwise) in Dollars prior to 12:00 noon, New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its offices set forth in Schedule 8.01, except that payments pursuant to Section 8.03 shall be made directly to the Persons entitled thereto. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(a) If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and second, towards payment of principal then due hereunder.

Section 2.10. Continuing Guaranty.

(a) Guaranty. Each Borrower hereby absolutely and unconditionally guarantees (the “Guaranty”), as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of each other Borrower to the Lender, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Lender in connection with the collection or enforcement thereof). The Lender’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Borrower, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Borrower under this Guaranty, and each Borrower hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

(b) Rights of Lender. Related to Borrower’s obligations under the Guaranty, each Borrower consents and agrees that the Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Lender in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Borrower consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Borrower under this Guaranty or which, but for this provision, might operate as a discharge of such Borrower.

(c) Certain Waivers. Each Borrower waives (a) any defense arising by reason of any disability or other defense of the other Borrowers or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of Lender) of the liability of any other Borrower; (b) any defense based on any claim that such Borrower’s obligations exceed or are more burdensome than those of the other Borrowers; (c) the benefit of any statute of limitations affecting such Borrower’s liability hereunder; (d) any right to proceed against any other Borrower, proceed against or exhaust any guarantee or security for the Obligations, or pursue any other remedy in the power of Lender whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Borrower expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations, including but not limited to the benefits of Chapter 34 of the Texas Business and Commerce Code, §17.01 of the Texas Civil Practice and Remedies Code, and Rule 31 of the Texas Rules of Civil Procedure, or any similar statute.

(d) Obligations Independent. The obligations of each Borrower hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against such Borrower to enforce this Guaranty whether or not any other Borrower or any other Person is joined as a party.

(e) Subrogation. No Borrower shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full in cash and the Commitment is terminated. If any amounts are paid to any Borrower in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to reduce the amount of the Obligations, whether matured or unmatured.

(f) Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitment with respect to the Obligations is terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower is made, or Lender exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not Lender is in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Borrower under this paragraph shall survive termination of this Guaranty.

(g) Subordination. Each Borrower hereby subordinates the payment of all obligations and indebtedness of the other Borrowers owing to such Borrower, whether now existing or hereafter arising, including but not limited to any obligation of any other Borrower to such Borrower as subrogee of the Lender or resulting from such Borrower’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Lender so requests, any such obligation or indebtedness of any other Borrower to such Borrower shall be enforced and performance received by such Borrower as trustee for the Lender and the proceeds thereof shall be paid over to the Lender on account of the Obligations, but without reducing or affecting in any manner the liability of such Borrower under this Guaranty.

(h) Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Borrower immediately upon demand by the Lender.

(i) Condition of Borrowers. Each Borrower acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the other Borrowers and any other guarantor such information concerning the financial condition, business and operations of the other Borrowers and any such other guarantor as such Borrower requires, and that Lender does not have any duty, and such Borrower is not relying on the Lender at any time, to disclose to such Borrower any information relating to the business, operations or financial condition of the other Borrowers or any other guarantor (Parent Borrower waiving any duty on the part of the Lender to disclose such information and any defense relating to the failure to provide the same).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Lender that:

Section 3.01. Organization; Powers. Each of such Borrower and its Subsidiaries is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02. Authorization; Enforceability. The Transactions are within such Borrower’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. This Agreement has been duly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03. Governmental Approvals; No Conflicts. The Transactions do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Borrower or any of its Subsidiaries or any order of any Governmental Authority, will not violate or result in a default under any indenture, agreement or other instrument binding upon such Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by such Borrower or any of its Subsidiaries, and will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of such Borrower or any of its Subsidiaries.

Section 3.04. Financial Condition; No Material Adverse Change. The Parent Borrower has heretofore furnished to the Lender the consolidated and consolidating balance sheet and statements of income, stockholders equity and cash flows for the Parent Borrower and its Subsidiaries as of and for the fiscal year ended December 31, 2021, reported on by BF Borgers CPA, independent public accountants, and as of and for the fiscal quarter ended June 30, 2022, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(a) Since June 30, 2022, there has been no a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Parent Borrower and its Subsidiaries taken as a whole.

Section 3.05. Properties. Each Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(a) Each Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06. Litigation and Environmental Matters. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Borrower, threatened against or affecting any Borrower or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or that involve the Loan Documents or the Transactions.

(a) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Borrower nor any of its Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, has become subject to any Environmental Liability, has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability.

(b) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.07. Compliance with Laws and Agreements. Each Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08. Investment Company Status. Neither Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09. Taxes. Each Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves and to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5000 the fair market value of the assets of all such underfunded Plans.

Section 3.11. Disclosure. Each Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of such Borrower or any Subsidiary to the Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, such Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.12. Anti-Corruption Laws and Sanctions. Such Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of such Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of such Borrower, any Subsidiary, any of their respective directors or officers or employees, or to the knowledge of such Borrower, any agent of such Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other Transaction will violate any Anti-Corruption Law or applicable Sanctions.

Section 3.13. Plan Assets; Prohibited Transactions. None of such Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 3.14. Margin Regulations. Such Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock. Following the application there has been no a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Parent Borrower and its Subsidiaries taken as a whole of the proceeds of each Loan, not more than 25% of the value of the assets (either of the Parent Borrower only or of the Parent Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.

Section 3.15. Solvency. Such Borrower and its Subsidiaries taken as a whole are Solvent.

ARTICLE 4

CONDITIONS

Section 4.01. Effective Date. The obligations of the Lender to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied in the Lender’s sole discretion (or waived in writing in the Lender’s sole discretion):

(a) The Lender (or its counsel) shall have received a counterpart of this Agreement and each other Loan Document, duly executed and delivered by each party hereto and thereto.

(b) The Lender shall have received such documents and certificates as the Lender or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Lender and its counsel.

(c) The Lender shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each Loan Party, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(d) The Lender shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(e) The Lender shall have received evidence satisfactory to the Lender that the Borrowers have used all of the proceeds of the Existing Loans to pay for general and administrative expenses, payments for third party advisors, attorneys, engineers, and accountants, and operating and drilling expenses in the ordinary course of the Borrowers’ business.

(f) The Lender shall have received an amendment to the Existing Secured Note and a ratification of the related Existing Security Documents, each duly executed by the parties thereto, and each in form and substance satisfactory to the Lender, pursuant to which the maturity date of the Existing Secured Note is extended to March 31, 2023 (which maturity date may be further extended to September 30, 2023 if a Qualified Financing is consummated on or before March 31, 2023, subject to six-month amortization of principal of the Existing Secured Note on each Monthly Payment Date).

(g) The Lender shall have received such other documents as the Lender may reasonably request.

The Lender shall notify the Parent Borrower of the Effective Date, and such notice shall be conclusive and binding.

Section 4.02. Each Credit Event. The obligation of the Lender to make a Loan on the occasion of any Borrowing of a Loan, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such Loan.

(b) At the time of and immediately after giving effect to such Loan, no Default shall have occurred and be continuing.

(c) The Lender shall have received evidence satisfactory to the Lender that all of the proceeds of any and all preceding Loans have been used in full and only in strict compliance with Section 5.08, and that the proceeds of the requested Loan shall be used only in strict compliance with Section 5.08.

(d) In the Lender’s sole judgment, there shall not have been a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Parent Borrower and its Subsidiaries taken as a whole.

(e) The Lender shall have received a satisfactory Borrowing Request in accordance with Section 2.03.

Each Borrowing of a Loan shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

ARTICLE 5

AFFIRMATIVE COVENANTS

Until the Commitment has expired or been terminated and all principal of, and interest on, each Loan and all fees payable hereunder and all other outstanding Obligations shall have been paid in full in cash, each Borrower covenants and agrees with the Lender that, from and after the Effective Date:

Section 5.01. Financial Statements; Ratings Change and Other Information. The Borrowers will furnish to the Lender:

(a) within 90 days after the end of each fiscal year of the Parent Borrower (commencing with the fiscal year ended December 31, 2022), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Parent Borrower and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by BF Borgers CPA or other independent public accountants of recognized national standing (without a “going concern” or like qualification commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower (commencing with the fiscal quarter ended September 30, 2022), its consolidated and consolidating balance sheets and related statements of operations, stockholders’ equity and cash flows of the Parent Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures as of the end of and for the corresponding period or periods of the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Borrower and its Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Parent Borrower certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, setting forth a reasonably detailed operations report and summary, including without limitation with respect to any drilling operations and results and any cash flows from the Hazel project in Texas, and stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Borrower or any Subsidiary with the SEC or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by any Borrower to its shareholders generally, as the case may be;

(f) promptly after receipt thereof by any Borrower or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by the SEC or such other agency regarding financial or other operational results of any Borrower or any Subsidiary thereof;

(g) promptly following any request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Borrower by independent accountants in connection with the accounts or books of any Borrower or any Subsidiary, or any audit of any of them as the Lender may request; and

(h) promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may reasonably request and (y) information and documentation reasonably requested by the Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Parent Borrower’s behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial, third-party website or otherwise); provided that: (A) upon written request by the Lender to the Parent Borrower, the Parent Borrower shall deliver paper copies of such documents to the Lender until a written request to cease delivering paper copies is given by the Lender and (B) the Parent Borrower shall notify the Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Lender by electronic mail electronic versions (i.e., soft copies) of such documents. The Lender shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request by the Lender for delivery.

Section 5.02. Notices of Material Events. The Borrowers will furnish to the Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any Proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower or any Affiliate thereof, including pursuant to any applicable Environmental Laws, that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of any Borrower and its Subsidiaries in an aggregate amount exceeding $25,000;

(d) notice of any action arising under any Environmental Law or of any noncompliance by any Borrower or any Subsidiary with any Environmental Law or any permit, approval, license or other authorization required thereunder that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(e) any material change in accounting or financial reporting practices by any Borrower or any Subsidiary;

(f) any change in the credit ratings from a credit rating agency, or the placement by a credit rating agency of any Borrower (or, after the Spin Out, any parent entity of the Parent Borrower) on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or the cessation by a credit rating agency of, or its intent to cease, rating any Borrower’s debt;

(g) notice of (i) any default, event of default, termination, suspension, rescission, force majeure event or material breach, in each case, of or under any Lease, and (ii) any event or condition which could reasonably be expected to result in a default, event of default, termination, suspension, rescission or material breach of or under any Lease; and

(h) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section (i) shall be in writing, and (ii) shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03. Existence; Conduct of Business. Such Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

Section 5.04. Payment of Obligations. Such Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where the validity or amount thereof is being contested in good faith by appropriate proceedings, such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05. Maintenance of Properties; Insurance. Such Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 5.06. Books and Records; Inspection Rights. Such Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Such Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Lender, upon at least 3 Business Days’ notice, to visit and inspect its properties, to examine and make extracts from its books and records, to discuss its affairs, finances and condition with its officers and independent accountants (and hereby authorizes the Lender to contact its independent accountants directly) and to provide contact information for each bank where such Borrower and its Subsidiaries have a depository and/or securities account and each such Loan Party hereby authorizes the Lender to contact the bank(s) in order to request bank statements and/or balances, all at such reasonable times during normal business hours and as often as reasonably requested.

Section 5.07. Compliance with Laws. Such Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Such Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.08. Use of Proceeds. The proceeds of the Loans (including the Existing Loans) will be used only for general and administrative expenses, working capital, payments for third party advisors, attorneys, engineers, and accountants, and operating and drilling expenses in the ordinary course of the Borrowers’ business. The proceeds of any Qualified Financing will be used solely (i) to pay for general and administrative expenses, payments for third party advisors, attorneys, engineers, and accountants, and operating and drilling expenses in the ordinary course of the Borrowers’ business, and transaction expenses related to such Qualified Financing, and (ii) to repay and/or prepay the Obligations. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X. Such Borrower will not request any Loan, and such Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.09. Accuracy of Information. Such Borrower will ensure that any information, including financial statements or other documents, furnished to the Lender in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by such Borrower on the date thereof as to the matters specified in this Section.

ARTICLE 6

NEGATIVE COVENANTS

Until the Commitment has expired or been terminated and all principal of, and interest on, each Loan and all fees payable hereunder and all other outstanding Obligations shall have been paid in full in cash, each Borrower covenants and agrees with the Lender that, without the prior written consent of the Lender, from and after the Effective Date:

Section 6.01. Indebtedness. The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created hereunder;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6.01, but not any extensions, renewals or replacements of any such Indebtedness;

(c) Indebtedness of any Loan Party to another Loan Party, so long as such Indebtedness (1) is unsecured and has a maturity date that is after December 31, 2023 and (2) are expressly subordinated to the Obligations and all other Indebtedness of the Loan Parties payable to the Lender pursuant to a subordination agreement in form and substance satisfactory to the Lender;

(d) Guarantees by any Loan Party of Indebtedness of any other Loan Party, so long as such Guarantees (1) are unsecured and (2) are expressly subordinated to the Obligations and all other Indebtedness of the Loan Parties payable to the Lender pursuant to a subordination agreement in form and substance satisfactory to the Lender;

(e) Indebtedness of any Loan Party incurred to finance commitments related to drilling (including drilling preparation and completion expenses), the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $500,000 at any time outstanding; and

(f) Indebtedness constituting a Qualified Financing, so long as the proceeds of such Qualified Financing are used solely (i) to pay for general and administrative expenses, payments for third party advisors, attorneys, engineers, and accountants, and operating, drilling and completion expenses in the ordinary course of the Borrowers’ business operating and drilling expenses in the ordinary course of the Borrowers’ business, and transaction expenses related to such Qualified Financing, and (ii) to repay and/or prepay the Obligations pursuant to this Agreement.

Section 6.02. Liens. The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of a Loan Party existing on the date hereof and set forth in Schedule 6.02; provided that such Lien shall not apply to any other property or asset of any Loan Party or any Subsidiary and such Lien shall secure only those obligations which it secures on the date hereof; and

(c) Liens on fixed or capital assets acquired, constructed or improved by any Loan Party; provided that such security interests secure Indebtedness permitted by clause (e) of Section 6.01, such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of any Loan Party or any Subsidiary; and

(d) Liens securing Indebtedness permitted under Section 6.01(f).

Section 6.03. Fundamental Changes. The Borrowers will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or otherwise Dispose of all or any substantial part of its assets, or all or substantially all of the Equity Interests of any of their respective Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, (i) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, any Subsidiary may merge into the Parent Borrower in a transaction in which the Parent Borrower is the surviving corporation; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.05, (ii) Borrowers may consummate the Spin Out and (iii) a Borrower may Dispose of an Immaterial Subsidiary.

(a) The Borrowers will not, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Parent Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

(b) The Borrowers will not permit their fiscal years to end on a day other than December 31 or change the Borrowers’ method of determining its fiscal quarters.

Section 6.04. Dispositions. The Borrowers will not, and will not permit any Subsidiary to, make any Disposition, except:

(a) Dispositions of obsolete or worn out property in the ordinary course of business;

(b) Dispositions of inventory and Permitted Investments in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that such property is exchanged for credit against the purchase price of similar replacement property or the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Subsidiary of the Parent Borrower to a Borrower;

(e) Dispositions permitted by Section 6.03;

(f) Dispositions of intellectual property rights that are no longer used or useful in the business of the Parent Borrower and its Subsidiaries; and

(g) Restricted Payments permitted by Section 6.07 and investments permitted by Section 6.05;

provided, for avoidance of doubt, the Borrowers will not, and will not permit any Subsidiary to, Dispose of any Lease without the prior written consent of Lender.

Section 6.05. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrowers will not, and will not permit any of their Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) investments by a Borrower existing on the date hereof in the capital stock of its Subsidiaries;

(c) intercompany loans or advances made by a Loan Party to another Loan Party, so long as such intercompany loans or advances (1) are unsecured and have a maturity date that is after December 31, 2023 and (2) are expressly subordinated to the Obligations and all other Indebtedness of the Loan Parties payable to the Lender pursuant to a subordination agreement in form and substance satisfactory to the Lender;

(d) Guarantees constituting Indebtedness permitted by Section 6.01(d); and

(e) For avoidance of any doubt, the Spin Out.

Section 6.06. Swap Agreements. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any Swap Agreement; provided, with the prior written consent of the Lender (such consent not to be unreasonably withheld), Borrowers may enter into a Swap Agreement in connection with a Qualified Financing.

Section 6.07. Restricted Payments. The Borrowers will not, and will not permit any of their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except the Parent Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, each Subsidiary may make Restricted Payments to the Parent Borrower and to any Subsidiaries of the Parent Borrower that are Borrowers, before the Spin Out, the Borrowers may make Restricted Payments to the Lender, (d) the Parent Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Parent Borrower and its Subsidiaries, (e) the Parent Borrower may pay cash in lieu of fractional shares and (f) the Borrowers may consummate the Spin Out.

Section 6.08. Transactions with Affiliates. The Borrowers will not, and will not permit any of their Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to a Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, transactions between or among the Borrowers and their wholly owned Subsidiaries not involving any other Affiliate, any Restricted Payment permitted by Section 6.07 and (d) the Spin Out.

Section 6.09. Restrictive Agreements. The Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrowers or any other Subsidiary or to Guarantee Indebtedness of the Borrowers or any other Subsidiary; provided that the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents, the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vi) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the Spin Out, and (vii) solely with and to the extent (if any) of the prior written consent of the Lender in the Lender’s reasonable discretion (it being understood and agreed that it would be reasonable for the Lender to withhold consent if the Lender’s board of directors does not approve, or if any Indebtedness that any Borrower or any Affiliate thereof owes to the Lender may be subordinated or structurally subordinated, or if a Default exists or could reasonably be expected to occur), clause (b) of the foregoing shall not apply to a Qualified Financing.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of, or interest on, any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with any Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect when made or deemed made;

(d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to a Borrower’s existence), 5.04, or 5.08 or in Article 6;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days;

(f) any Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking liquidation, reorganization or other relief in respect of any Loan Party or any Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 45 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Any Loan Party or any Subsidiary shall voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, file an answer admitting the material allegations of a petition filed against it in any such proceeding, make a general assignment for the benefit of creditors or take any action for the purpose of effecting any of the foregoing;

(j) Any Loan Party or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $50,000 shall be rendered against any Loan Party, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur;

(n) a Material Adverse Effect shall occur; or

(o) any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document;

(p) any Lease shall terminate, and such termination could reasonably be expected to have a Material Adverse Effect.

Section 7.02. Remedies Upon an Event of Default. If an Event of Default occurs (other than an event with respect to any Loan Party described in Sections 7.01(h) or 7.01(i)), and at any time thereafter during the continuance of such Event of Default, the Lender may, by notice to the Borrower, take any or all of the following actions, at the same or different times:

(a) terminate the Commitment, and thereupon the Commitment shall terminate immediately;

(b) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under any other Loan Document, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and

(c) exercise all rights and remedies available to it under the Loan Documents and Applicable Law.

If an Event of Default described in Sections 7.01(h) or 7.01(i) occurs with respect to any Loan Party, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder and under any other Loan Document, and all other Obligations, shall automatically become due and payable, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

Section 7.03. Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default:

(a) all payments received on account of the Obligations shall, be applied by the Lender as follows:

(i) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Lender (including fees and disbursements and other charges of counsel to the Lender payable under Section 8.03);

(ii) second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal and interest) payable to the Lender (including fees and disbursements and other charges of counsel to the Lender payable under Section 8.03) arising under the Loan Documents;

(iii) third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans;

(iv) fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans;

(v) fifth, to the payment in full of all other Obligations; and

(vi) finally, the balance, if any, after all Obligations have been paid in full in cash, to the Borrowers or as otherwise required by law.

ARTICLE 8

MISCELLANEOUS

Section 8.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, (i) if to a Borrower, to it at its address set forth in Schedule 8.01, and (ii) if to the Lender, to it at its address set forth in Schedule 8.01. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

(a) Unless the Lender otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(b) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

Section 8.02. Waivers; Amendments. No failure or delay by the Lender in exercising any right or power under the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

(a) Neither this Agreement nor any other Loan Document nor any provision of any Loan Document may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Lender.

Section 8.03. Expenses; Limitation of Liability; Indemnity, Etc.

(a) Expenses. Following the Spin Out, the Borrowers shall jointly and severally pay all out of pocket expenses incurred by the Lender and its Affiliates, including the fees, charges and disbursements of counsel for the Lender, in connection with the negotiation, preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and all out-of-pocket expenses incurred by the Lender, including the fees, charges and disbursements of any counsel for the Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans.

(b) Limitation of Liability. To the fullest extent permitted by applicable law the Borrowers and any Loan Party shall not assert, and each Loan Party hereby waives, any claim against the Lender, and any Related Party of the Lender (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this paragraph shall relieve each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 8.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c) Indemnity. The Borrowers hereby jointly and severally indemnify the Lender, and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated thereby, any Loan or the use of the proceeds therefrom, any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, or any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by any Loan Party or its equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee. This Section 8.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(d) Payments. All amounts due under this Section 8.03 shall be payable not later than three Business Days after written demand therefor.

Section 8.04. Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations under any Loan Document without the prior written consent of the Lender (and any attempted assignment or transfer by a Loan Party without such consent shall be null and void) and the Lender may not assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in any Loan Document, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of any Loan Document.

(a) The Lender may assign to one or more Persons all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it) at any time. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents.

(i) Subject to acceptance and recording thereof pursuant to paragraph (b)(iii) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under the Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under the Loan Documents (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.08 and 8.03). Any assignment or transfer by a Lender of rights or obligations under the Loan Documents that does not comply with this Section shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(ii) The Lender, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, and the Lender(s) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of the Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(b) The Lender may, without the consent of, or notice to, the Borrowers, sell participations to one or more banks or other entities (a “Participant”), in all or a portion of the Lender’s rights and/or obligations under the Loan Documents (including all or a portion of its Commitment and/or the Loans owing to it); provided that the Lender’s obligations under the Loan Documents shall remain unchanged; the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and the Borrowers, shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under the Loan Documents. The Borrowers agree that each Participant shall be entitled to the benefits of Section 2.08 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loans, or its other obligations under any Loan Document) to any Person. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Lender (in its capacity as Lender) shall have no responsibility for maintaining a Participant Register.

Section 8.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other Obligations payable under this Loan Documents is outstanding and so long as the Commitment has not expired or terminated. The provisions of Sections 2.08 and 8.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Obligations in full in cash, the expiration or termination of the Commitments or the termination of the Loan Documents or any provision thereof.

Section 8.06. Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(a) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 8.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Lender to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, to the extent the Lender has agreed to accept any Electronic Signature, the Lender shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and upon the request of the Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party hereby agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Lender and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, the Lender may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and waives any claim against any Lender-Related Person for any Liabilities arising solely from the Lender’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 8.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 8.08. Right of Setoff. From and after the Spin Out, if an Event of Default shall have occurred and be continuing, the Lender and its Affiliates (other than any Borrower or any Borrower’s Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by the Lender or any such Affiliate of the Lender, to or for the credit or the account of any Borrower against any and all of the obligations of any Borrower now or hereafter existing under any Loan Document to the Lender, irrespective of whether or not the Lender shall have made any demand under any Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to an Affiliate of the Lender different from the Affiliate holding such deposit or obligated on such indebtedness. The rights of the Lender and such Affiliates of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender and such Affiliates of the Lender may have. The Lender agrees to notify the Parent Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 8.09. Governing Law; Jurisdiction; Consent to Service of Process. This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York.

(a) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to any and all Loan Documents or the transactions relating thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Lender or any of its Related Parties may only) be heard and determined in such federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction.

(b) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each Loan Party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each Loan Party irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 8.12. Interest Rate Limitation. In no event shall the interest charged with respect to the Loans or any other Obligations of any Loan Party under any Loan Document exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Loan Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, each Loan Party shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by the Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, the Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower. In computing interest payable with reference to the Maximum Lawful Rate applicable to the Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

Section 8.13. No Fiduciary Duty, etc. Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that Lender will not have any obligations except those obligations expressly set forth in the Loan Documents and Lender is acting solely in the capacity of an arm’s length contractual counterparty to each Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other person. Each Borrower agrees that it will not assert any claim against Lender based on an alleged breach of fiduciary duty by Lender in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that Lender is not advising any Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated in the Loan Documents, and Lender shall have no responsibility or liability to the Borrowers with respect thereto.

Section 8.14. USA PATRIOT Act. From and after the Spin Out, to the extent the Lender is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”), the Lender hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow the Lender to identify the Borrowers in accordance with the Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BORROWERS: NEXT BRIDGE HYDROCARBONS, INC.

By:	/s/ George Palikaras
Name: George Palikaras
Title: President

TORCHLIGHT ENERGY, INC.

By:	/s/ George Palikaras
Name: George Palikaras
Title: President

TORCHLIGHT HAZEL, LLC

By:	/s/ George Palikaras
Name: George Palikaras
Title: President

HUDSPETH OIL CORPORATION

By:	/s/ George Palikaras
Name: George Palikaras
Title: President

HUDSPETH OPERATING, LLC

By:	/s/ George Palikaras
Name: George Palikaras
Title: President

LENDER: META MATERIALS, INC.

By:	/s/ Kenneth Rice
Name: Kenneth Rice
Title: Chief Financial Officer and Chief Operating Office

SCHEDULE A

EXISTING LOANS

Date of Loan	Principal Amount (in $)	Borrower
April 14, 2022	90,000	Parent Borrower
May 4, 2022	69,000	Parent Borrower
May 12, 2022	89,000	Parent Borrower
May 26, 2022	82,000	Parent Borrower
June 1, 2022	30,000	Parent Borrower
June 13, 2022	81,000	Parent Borrower
June 28, 2022	1,900,000	Parent Borrower
August 11, 2022	1,200,000	Parent Borrower
August 29, 2022	1,459,000	Parent Borrower
Total	5,000,000

SCHEDULE 2.01A

Commitment

Name of Lender	Commitment
Meta Materials, Inc.	$5,000,000